UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

DEFINITIVE SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Innovative Card Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

INNOVATIVE CARD TECHNOLOGIES, INC.

10880 Wilshire Boulevard, Suite 950

Los Angeles, California 90024

April 18, 2008

Dear Shareholders:

You are cordially invited to attend the annual meeting of shareholders of Innovative Card Technologies, Inc. to be held in Los Angeles, California in Room # 210, Covel Commons at UCLA located at 330 DeNeve Drive, Los Angeles, California on Tuesday, June 17, 2008 at 10:00 a.m. (local time).

At the meeting, shareholders will be asked to vote on the election of five directors and the ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent registered public accounting firm for the Company’s 2008 fiscal year.

The Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered at the meeting.

Your vote is important. I urge you to vote as soon as possible, whether or not you plan to attend the annual meeting.

Thank you for your continued support of Innovative Card Technologies, Inc.

Sincerely,

/s/ Donald Joyce
Donald Joyce,
Chairman

INNOVATIVE CARD TECHNOLOGIES, INC.

10880 Wilshire Boulevard, Suite 950

Los Angeles, California 90024

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 2008

TO THE SHAREHOLDERS OF INNOVATIVE CARD TECHNOLOGIES, INC.:

The annual meeting of the shareholders of Innovative Card Technologies, Inc., a Delaware corporation, (the “Company”), will be held on Tuesday, June 17, 2008, at 10:00 a.m. (local time), in Room #210, Covel Commons  at UCLA located at 330 DeNeve Drive, Los Angeles, California, for the following purposes:

1. To elect five directors to serve until the 2009 annual meeting of shareholders.

2. To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3. To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 18, 2008 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. We hope that you will attend the meeting, but if you cannot do so, please complete, date and sign the enclosed proxy card, and return it in the accompanying envelope as promptly as possible. Returning the enclosed proxy card will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Donald Joyce,
Chairman of the Board of Directors

Los Angeles, California
April 18, 2008

Innovative Card Technologies, Inc.

10880 WILSHIRE BOULEVARD, SUITE 950

Los Angeles, California 90024

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 2008

April 18, 2008

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors of Innovative Card Technologies, Inc., a Delaware corporation (the “Company”), for use at the annual meeting of shareholders to be held on Tuesday, June17, 2008, at 10:00 a.m. (local time), or at any adjournment or postponement of the meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The annual meeting will be held in Room #210, Covel Commons at UCLA located at 330 DeNeve Drive, Los Angeles, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 30, 2008 to all shareholders entitled to vote at the annual meeting.

ABOUT THE MEETING

Why did I receive this proxy statement?

You received this proxy statement because you held shares of the Company’s common stock on April 18, 2008 (the “Record Date”) and are entitled to vote at the annual meeting. The Board of Directors is soliciting your proxy to vote at the meeting.

What am I voting on?

You are being asked to vote on two items:

1. The election of five directors (see page 3).

2. The ratification of Singer Lewak Greenbaum & Goldstein LLP  as the Company’s independent registered public accounting firm for the 2008 fiscal year (see page 8).

How do I vote?

Shareholders of Record

If you are a shareholder of record, there are two ways to vote:

•              By completing and returning your proxy card in the postage-paid envelope provided by the Company; or

•              By voting in person at the meeting.

Street Name Holders

Shares which are held in a brokerage account in the name of the broker are said to be held in “street name.”

If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker, or, in many cases, your broker may also allow you to vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, it will be voted as you direct.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote in the following manner:

1. FOR each of the persons nominated by the Board of Directors to serve as directors.

2. FOR the ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent registered public accounting firm for the 2008 fiscal year.

Unless you give contrary instructions on your proxy card, the persons named as proxies will vote your shares in accordance with the recommendations of the Board of Directors.

Will any other matters be voted on?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed proxy card would authorize Mr. Steven Delcarson and Mr. Charles Caporale to vote on such matters in their discretion.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponement or adjournment of the meeting.

How many votes do I have?

You will have one vote for each share of the Company’s common stock that you owned on the Record Date.

How many votes can be cast by all shareholders?

The Company had 28,523,116 outstanding shares of common stock on the Record Date. Each of these shares is entitled to one vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

The holders of a majority of the Company’s common stock outstanding on the Record Date must be present at the meeting in person or by proxy in order to fulfill the quorum requirement necessary to hold the meeting. This means at least 14,261,559 shares must be present in person or by proxy.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will also be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What vote is required to approve each proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For all other proposals, the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. An abstention with respect to these proposals will be counted for the purposes of determining the number of shares entitled to vote that are present in person or by proxy. Accordingly, an abstention will have the effect of a negative vote.

If a broker indicates on the proxy that it does not have discretionary authority as to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to the matter.

Can I change my vote?

Yes. You may change your vote by sending in a new proxy card with a later date, or, if you are a shareholder of record, sending written notice of revocation to the Company’s Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Who can attend the annual meeting?

Any person who was a shareholder of the Company on April 18, 2008 may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

What happens if I sign and return the proxy card but do not indicate how to vote on an issue?

If you return a proxy card without indicating your vote, your shares will be voted as follows:

•                                          FOR each of the nominees for director named in this proxy statement;

•                                          FOR ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as the independent registered public accounting firm for the Company for the 2008 fiscal year.

PROPOSAL 1 - ELECTION OF DIRECTORS

Under the Company’s bylaws, the number of directors of the Company is fixed by the Board of Directors, and may be increased or decreased by resolution of the Board of Directors. Currently, the Board has fixed the number of directors at eight persons.

The Nominating and Corporate Governance Committee has nominated and the Board of Directors has approved the nominations of five persons to serve as directors until the 2009 annual meeting, or until each director’s successor is elected and qualified. Each of the nominees has agreed to serve if elected. The nominees are as follows:

Name	Age	Current Position with the Company
Donald Joyce (1)	56	Director and Chairman of the Board
W. Robert Ramsdell (2)	67	Director
Richard Nathan (3)	66	Director
Scott V. Ogilvie (4)	54	Director
Harry L. Tredennick III (5)	61	Director

1.                                       Mr. Joyce qualifies as an independent director within the meaning of the Nasdaq rules and regulations. He currently serves as the Chairman of the Nominating and Corporate Governance Committee. He is the Chairman of the Board.

2.                                       Mr. Ramsdell qualifies as an independent director within the meaning of the Nasdaq rules and regulations. He currently serves as the Chairman of the Compensation Committee, and serves as a member of the Audit Committee. Mr. Ramsdell serves on the board of directors of Insignia Systems, Inc., and serves on the Compensation, Audit and Nominating and Governance committees of that board.

3.                                       Mr. Nathan qualifies as an independent director within the meaning of the Nasdaq rules and regulations. He currently serves as a member of the Audit Committee.

4.                                       Mr. Ogilvie qualifies as an independent director within the meaning of the Nasdaq rules and regulations. He currently serves as the Chairman of the Audit Committee and serves on the Compensation and Nominating and Corporate Governance Committee. He qualifies as a “financial expert” within the meaning of the SEC rules and regulations related to Audit Committees. Mr. Ogilvie currently serves on the board of directors of Neuralstem, Inc., GenSpera, Inc. and Preferred Voice.

5.                                       Mr. Tredennick qualifies as an independent director within the meaning of the Nasdaq rules and regulations. He currently serves as a member of the Compensation Committee. Mr. Tredennick currently serves as a director of Patriot Scientific Corporation.

The biographical background of each nominee for director is as follows.

DR. DONALD JOYCE has served as our director since November 2003 and our Chairman since September 2007. Dr. Joyce serves as the Washington representative for the University of Chicago Argonne National Laboratory beginning February 2008. Previously, since April 2001, he served as Deputy Director of the University of Chicago Argonne National Laboratory. From June 6, 2000 to February 2001, Dr. Joyce served as Chief Technology Officer for Technology Connect, a technology consulting firm in Massachusetts. From May 1999 to June 2000, he served as Senior Vice President of JDH Technologies, LLC, a software company. Prior to May 1999, Dr. Joyce served as President of Muhlbauer Inc., an equipment supplier to the semiconductor, circuit board assembly and smart card industries. Dr. Joyce received a Ph.D. in Physics from the College of William and Mary and a B.A. in Physics from the University of Colorado.

W. ROBERT RAMSDELL has served as our director since June 2007. Mr. Ramsdell has been engaged in private investments in micro cap companies since 1990.  From 1973 until his retirement in 1990, Mr. Ramsdell was senior partner, director of research and office manager of Cantor Fitzgerald & Co. in Los Angeles, engaged in the institutional equity business. Mr. Ramsdell has been a Board member of Insignia Systems, Inc. (ISIG) since 1998 and a financial advisor to many companies including Occupational Urgent Care Health Systems (OUCH) and Preferred Voice (PRFV).

RICHARD J. NATHAN founded JigSaw tek, Inc. in May 2001, where he served as the Chief Executive Officer until 2005. The company marketed high-end, integrated circuit packaging solutions using proprietary, patent-pending embedded silicon technology. Since that time, Mr. Nathan has pursued personal and professional interests and investments in various technology industries. Mr. Nathan attended Denver University and majored in physics. He also attended Adelphi University and completed numerous graduate and undergraduate courses in various science and business disciplines. He has authored or co-authored eight U.S. patents.

SCOTT V. OGILVIE has served as our director since December 2006. He is CEO and President of Gulf Enterprises International, Ltd.  Mr.. Ogilvie began his career as a corporate and securities lawyer with Hill, Farrer & Burrill. Mr. Ogilvie has extensive public and private corporate board experience in finance, real estate, and technology companies. Mr. Ogilvie currently serves on the board of directors of Neuralstem, Inc., GenSpera, Inc. and Preferred Voice. He is a founding member of the board of directors of the American Kuwaiti Alliance, a U.S. non profit corporation comprised of prominent Kuwaiti and U.S. companies and institutions. Mr. Ogilvie received his BSBA-Finance degree from the University of Denver and holds his JD from the University of California, Hastings College of Law.

HARRY L. TREDENNICK III serves as a technology analyst for Gilder Publishing. His area of expertise is leading-edge components and he writes and speaks on topics related to microprocessors, programmable logic, reconfigurable systems, and MEMS (microelectromechanical systems). He has held this position since August 2000. He has held engineering and research positions at Motorola and IBM and was once Chief Scientist at Altera. Dr. Tredennick was named a Fellow of the IEEE for his contributions to microprocessor design. He received his Ph.D. in Electrical Engineering from the University of Texas, Austin. He received his MSEE and BSEE in Electrical Engineering from Texas Tech University, where he has been named a Distinguished Engineering Graduate.

THE BOARD RECOMMENDS A VOTE “FOR”

EACH NOMINEE

The Board of Directors and its Committees

Our board of directors currently consists of five members. Our bylaws provide that our directors will be elected at each annual meeting of the stockholders. Their term of office will run until the next annual meeting of the stockholders and until their successors have been elected and qualified or until their earlier death, resignation or removal.

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, the board of directors provides advice and counsel to, and ultimately monitors the performance of, the Company’s senior management.

There are three committees of the board of directors — the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Committee assignments will be re-evaluated annually and approved during the board meeting which follows the annual meeting of shareholders. The board of directors has determined that, in its judgment as of the date of this Report, each of the Company’s directors are independent directors within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. (the “NASD”). Accordingly, all of the members of the Audit, Compensation and Nominating and Corporate Governance Committees are independent within the meaning of NASD Rule 4200.

On December 7, 2006, the board created the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The board of directors and each committee has adopted charters for all of such committees. Copies of these charters can be found on the Company’s website at http://www.incardtech.com.

During the fiscal year ended December 31, 2007, the board of directors held thirteen meetings. Each director attended at least 75% of the total number of meetings of the board and the board committees of which he was a member in 2007.

The Company’s policy regarding attendance by members of the board of directors is as follows:

Attendance of Directors at Meetings

The board of directors currently holds regularly scheduled meetings and calls for special meetings as necessary. Meetings of the board may be held telephonically. Directors are expected to attend all board meetings and meetings of the Committees of the board on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their duties.

Directors are also expected to attend the annual meeting of shareholders. The board believes that director attendance at shareholder meetings is appropriate and can assist directors in carrying out their duties. When directors attend shareholder meetings, they are able to hear directly shareholder concerns regarding the Company. It is understood that special circumstances may occasionally prevent a director from attending a meeting.

Audit Committee

The Audit Committee meets at least quarterly with the Company’s management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and engage the independent accountants, assess the adequacy of the Company’s staff, management performance and procedures in connection with financial controls and receive and consider the accountants’ comments on the Company’s internal controls. The current members of the Audit Committee are Scott V. Ogilvie (Chairman), W. Robert Ramsdell and Richard J. Nathan. The Audit Committee met six times in 2007. The board has determined that Mr. Ogilvie is an “audit committee financial expert” within the meaning of Item 407(d)(5) of SEC Regulation S-B.

Compensation Committee

The Compensation Committee makes determinations concerning salaries and incentive compensation and otherwise determines compensation levels for the Company’s executive officers, directors and other key employees and performs such other functions regarding compensation as the board may delegate. The current members of the Compensation Committee are W. Robert Ramsdell (Chairman), Scott V. Ogilvie and Harry L. Tredennick III. The Compensation Committee met four times during 2007.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee reviews and evaluates the effectiveness of the Company’s executive development and succession planning processes, as well as providing active leadership and oversight of these processes, and oversight of the Company’s corporate governance policies. The Nominating and Corporate Governance Committee also evaluates and recommends nominees for membership on the Company’s board of directors and its committees.

The current members of the Nominating and Corporate Governance Committee are Donald Joyce (Chairman) and Scott V. Ogilvie. The Committee met twice during 2007.

Shareholder Communications with Non-Management Members of the Board

The Company has adopted a formal process for shareholder communications with the independent members of the board. The policy, which is available on the Company’s website, http://www.incardtech.com is as follows:

Interested parties are invited to communicate with the non-management members of the board by sending correspondence to the non-management members of the board of directors, c/o Corporate Secretary, Innovative Card Technologies, Inc. 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024.

The Corporate Secretary will review all such correspondence and forward to the non-management members of the board a summary of all such correspondence received during the prior month and copies of all such correspondence that deals with the functions of the board or committees thereof or that otherwise is determined to require attention of the non-management directors. Non-management directors may at any time review the log of all correspondence received by the Company that is addressed to the non-management members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee.

PROCEDURES FOR NOMINATING DIRECTORS

The Nominating and Corporate Governance committee determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered. In general, directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. Moreover, the Nominating and Corporate Governance Committee will strive to ensure that at least one director meets the criteria for an “audit committee financial expert” as defined by SEC rules and that the majority of the directors comprising the board meet the definition of “independent director” under NASDAQ rules.

In addition to the above considerations, the Nominating and Corporate Governance Committee will consider criteria such as strength of character and leadership skills; general business acumen and experience; broad knowledge of the industry; age; number of other board seats; and willingness to commit the necessary time to ensure an active board whose members work well together and possess the collective knowledge and expertise required by the board. The Nominating and Corporate Governance Committee will consider these same criteria for candidates regardless of whether the candidate was identified by the Nominating and Corporate Governance Committee, by stockholders, or any other source.

The Nominating and Corporate Governance Committee will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders wishing to make such a submission may do so by sending the following information to the Nominating and Corporate Governance Committee c/o Chief Financial Officer at the address indicated on the Notice of Annual Meeting of Stockholders. Any recommendations submitted to the Chief Financial Officer should be in writing and should include whatever supporting material the stockholder considers appropriate in support of that recommendation, but must include the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as a director of the Company, if elected.

As permitted by SEC rules, stockholders who wish to submit a proposal or nominate a person as a candidate for election to our board of directors at an annual meeting must follow certain procedures. These procedures require that timely, written notice of such proposal or nomination be received by our Chief Financial Officer at our principal executive offices prior to the first anniversary of the preceding year’s annual meeting.

The Nominating and Corporate Governance Committee conducts a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information provided, an indication of the candidate’s willingness to serve and other background information, business experience, and leadership skills, all to the extent available and deemed relevant by the Nominating and Corporate Governance Committee. This information is evaluated against the criteria set forth above and our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Nominating and Corporate Governance Committee determines which candidate(s) to recommend to the board to submit for election at the next stockholder meeting. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates, regardless of the original source of the nomination.

Our goal is to seek to achieve a balance of knowledge and experience on our board. To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically. Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees. The board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in finding director nominees.

DIRECTOR COMPENSATION

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the fiscal year ended December 31, 2007.

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (10)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John Ward (1)	—	—	—	—	—	—	—
Alan Finklestein (2)	—	—	—	—	—	—	—
George Hoover (3)	—	—	71,216	—	—	—	71,216
Donald Joyce (4)	—	—	78,164	—	—	—	78,164
Scott Ogilvie (5)	—	—	111,704	—	—	—	111,704
W. Robert Ramsdell (6)	—	—	12,830	—	—	—	12,380
Donald Killian, III (7)	—	—	61,334	—	—	—	61,334
Robert Sutcliffe (8)	—	—	33,798	—	—	—	33,798
Richard J. Nathan (9)	—	—	—	—	—	—	—
Harry L. Tredennick III (9)	—	—	—	—	—	—	—

(1)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 500,000, respectively.
(2)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 350,000, respectively.
(3)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 90,000, respectively.
(4)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 91,500, respectively.
(5)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 63,000, respectively.
(6)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 68,511, respectively.
(7)

The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 0, respectively.  Mr. Killian resigned from the Board of Directors effective July 23, 2007

(8)

The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 0,   respectively.  Mr. Sutcliffe resigned from the Board of Directors effective April 26, 2007.

(9)	The aggregate number of stock awards and option awards issued and outstanding as of December 31, 2007 are 0 and 0, respectively.
(10)	The value of the option award was computed in accordance with FAS 123R.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed Singer Lewak Greenbaum & Goldstein LLP (“Singer Lewak”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2008. The Board has endorsed this appointment and it is being presented to the shareholders for ratification.

Representatives of Singer Lewak are expected to be present at the 2008 annual meeting (either in person or by teleconference), will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Shareholder ratification of the selection of Singer Lewak as the Company’s independent registered public accountants is not required by the Company’s bylaws or otherwise. However, the Board is submitting the appointment of Singer Lewak to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and its shareholders.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter approved by the Board, a copy of which may be found on the Company’s website, http://www.incardtech.com . The charter provides, among other things, that the Audit Committee has full authority to engage the independent auditor, independent advisors, and consultants. In fulfilling its oversight responsibilities, the Audit Committee:

•

reviewed the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements;

•

reviewed with Singer Lewak, the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards;

•

reviewed the written disclosures and the letter required by Independent Standards Board Standard No. 1. In addition, the Committee has discussed with Singer Lewak their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence;

•

been advised by Singer Lewak that it has discussed with the Committee and management all the matters required to be discussed by Statement of Auditing Standards No. 61, as modified, which include among other items, matters related to the conduct of the audit of the Financial Statements;

•

discussed with Singer Lewak the overall scope and plans for its audit. The Committee meets with Singer Lewak, with and without management present, to discuss the results of its examinations, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting process;

•

based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission; and

•	selected Singer Lewak to serve as the Company’s independent auditors for 2008.

Respectfully submitted,

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Scott V. Ogilvie, Chairman, on behalf of the Audit Committee

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth fees billed to us by our auditors, Singer Lewak Greenbaum and Goldstein, LLP (“Singer Lewak”), during the fiscal years ended December 31, 2007 and December 31, 2006 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

ACCOUNTING FEES

	Fiscal Years
	2007	2006
Audit Fees(1)	$246,461	$89,239
Audit Related Fees(2)	45,012	96,003
Tax Fees(3)	15,506	6,213
All Other Fees(4)	9,899	7,141
Total	$316,878	$198,596

(1) These are fees for professional services performed by Singer Lewak for the audits of our annual financial statements, included in our annual report on Form 10-KSB, review of financial statements included in our quarterly reports on Form 10-QSB, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2) These are fees for professional services performed by Singer Lewak for the review of our registration statements, meetings and research.

(3) Consists of professional services performed by Singer Lewak with respect to tax compliance.

(4) Consists of incidental expenses relating to (1) through (3) above.

The Company’s Audit Committee must pre-approve all engagements of the independent auditor by the Company, and fees to be charged for such services, as required by the Audit Committee’s charter (and the rules of the Securities and Exchange Commission), subject to the de-minimis exception for expenditures for non-audit services. The pre-approval requirement is waived with respect to the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes not more than 5% of the total fees paid by the company to its auditors during the fiscal year, (ii) such services were not recognized by the Company at the time of engagement to be non-audit services and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee or by one or more members of the Audit Committee who has been authorized by the Audit Committee to grant such approvals. In reviewing non-audit services, the Audit Committee will consider whether the provision of non-audit services, if any, by the independent auditors is compatible with maintaining the independent auditors independence. The Audit Committee will not approve any of the Prohibited Services listed on Appendix A to the charter, and in making a business judgment about particular non-audit services, the Audit Committee will consider the guidelines contained in Appendix A to the charter. The Audit Committee may delegate to one or more of its members the authority to grant any required pre-approvals of audit or non-audit services. The granting of such approval by the designated member(s) shall be reported to the full Audit Committee at its next regularly scheduled meeting. A copy of Appendix A and the full Audit Committee charter can be found at the company’s website.

The Audit Committee Charter was not adopted until December 2006 and therefore did not convene with regards to the accounting fees detailed above for the year ended December 31, 2006.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3 - OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the 2008 annual meeting. If any other matters are properly brought before the 2008 annual meeting, the persons appointed as proxies will vote on such matters in accordance with their best judgment.

MANAGEMENT

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

			INITIAL ELECTION OR
NAME	AGE	POSITION HELD	APPOINTMENT DATE
Steven R. Delcarson	51	President and Chief Executive Officer	September 21, 2007
Charles M. Caporale	57	Chief Financial Officer	October 29, 2007

			INITIAL ELECTION OR
NAME	AGE	POSITION HELD	APPOINTMENT DATE
Donald Joyce	56	Chairman of the Board	November 22, 2003
Harry L. Tredennick III	61	Director	December 21, 2007
Scott V. Ogilvie	54	Director	December 11, 2006
W. Robert Ramsdell	67	Director	June 29, 2007
Richard J. Nathan	66	Director	December 21, 2007

Messrs. Delcarson and Caporale provide their services as executive officers on a full-time permanent basis.

There are no family relationships between any two or more of our directors or executive officers. Our executive officers are appointed by our board of directors and serve at the board’s discretion. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years,

o had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

o been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

o been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

o been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated, except Mr. Caporale, who was an officer of Women First Healthcare, Inc. from September 2000 until October 2003.  On April 29, 2004, Women First Healthcare filed a petition for relief under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the District of Delaware, Case No. 04-11278 (MFW) which was closed on December 31, 2006.

BIOGRAPHICAL INFORMATION

STEVEN R. DELCARSON was appointed as our President and Chief Executive Officer effective September 21, 2007. From 2004 to February 2007, Mr. Delcarson served as the Managing Director of the Franchising Division for New Horizons Computer Learning Centers, Inc., a global leader of IT, business skills and English language learning solutions. In 2001, prior to joining New Horizons, Mr. Delcarson founded Global Learning Alliance, a company which coordinated large, complex enterprise IT learning projects to Fortune 2000 companies, and served as the company’s President until 2004. Mr. Delcarson is a member of the Young Presidents’ Organization, the International Franchise Association, and Comptia. He received his MBA from Southern Methodist University and his Bachelor of Fine Arts in Advertising Design from Arizona State University.

CHARLES M. CAPORALE has served as our Chief Financial Officer since October 2007. From February 2006 until August 2007, Mr. Caporale served as the Senior Vice President and Chief Financial Officer of New Horizons Computer Learning Centers, Inc., a global leader of IT, business skills and English language learning solutions. From November 2003 to January 2006, Mr. Caporale was a consultant providing financial and accounting consulting services to various entities in Southern California. From September 2000 to October 2003 Mr. Caporale served as the Vice President, Chief Financial Officer, Treasurer and Secretary of Women First Healthcare. From July 1997 until April 2000, Mr. Caporale served as Senior Vice President, Chief Financial Officer and Treasurer of The Centris Group, Inc. Mr. Caporale holds a B.B.A. in accounting from Pace University.

DR. DONALD JOYCE has served as our director since November 2003 and our Chairman since September 2007. Dr. Joyce serves as the Washington representative for the University of Chicago Argonne National Laboratory beginning February 2008. Previously, since April 2001, he served as Deputy Director of the University of Chicago Argonne National Laboratory. From June 6, 2000 to February 2001, Dr. Joyce served as Chief Technology Officer for Technology Connect, a technology consulting firm in Massachusetts. From May 1999 to June 2000, he served as Senior Vice President of JDH Technologies, LLC, a software company. Prior to May 1999, Dr. Joyce served as President of Muhlbauer Inc., an equipment supplier to the semiconductor, circuit board assembly and smart card industries. Dr. Joyce received a Ph.D. in Physics from the College of William and Mary and a B.A. in Physics from the University of Colorado.

SCOTT V. OGILVIE has served as our director since December 2006.   He is CEO and President of Gulf Enterprises International, Ltd.  Mr.. Ogilvie began his career as a corporate and securities lawyer with Hill, Farrer & Burrill.  Mr. Ogilvie has extensive public and private corporate board experience in finance, real estate, and technology companies.  Mr. Ogilvie currently serves on the board of directors of Neuralstem, Inc.,  GenSpera, Inc. and Preferred Voice.  He is a founding member of the board of directors of the American Kuwaiti Alliance, a U.S. non profit corporation comprised of prominent Kuwaiti and U.S. companies and institutions.  Mr. Ogilvie received his BSBA-Finance degree from the University of Denver and holds his JD from the University of California, Hastings College of Law.

W. ROBERT RAMSDELL has served as our director since June 2007. Mr. Ramsdell has been engaged in private investments in micro cap companies since 1990.  From 1973 until his retirement in 1990, Mr. Ramsdell was senior partner, director of research and office manager of Cantor Fitzgerald & Co. in Los Angeles, engaged in the institutional equity business. Mr. Ramsdell has been a Board member of Insignia Systems, Inc.(ISIG) since 1998 and a financial advisor to many companies including Occupational Urgent Care Health Systems (OUCH) and Preferred Voice (PRFV).

RICHARD J. NATHAN founded JigSaw tek, Inc. in May 2001, where he served as the Chief Executive Officer until 2005. The company marketed high-end, integrated circuit packaging solutions using proprietary, patent-pending embedded silicon technology. Since that time, Mr. Nathan has pursued personal and professional interests and investments in various technology industries. Mr. Nathan attended Denver University and majored in physics.  He also attended Adelphi University and completed numerous graduate and undergraduate courses in various science and business disciplines. He has authored or co-authored eight U.S. patents.

HARRY L. TREDENNICK III serves as a technology analyst for Gilder Publishing. His area of expertise is leading-edge components and he writes and speaks on topics related to microprocessors, programmable logic, reconfigurable systems, and MEMS (microelectromechanical systems). He has held this position since August 2000. He has held engineering and research positions at Motorola and IBM and was once Chief Scientist at Altera. Dr. Tredennick was named a Fellow of the IEEE for his contributions to microprocessor design. He received his Ph.D. in Electrical Engineering from the University of Texas, Austin. He received his MSEE and BSEE in Electrical Engineering from Texas Tech University, where he has been named a Distinguished Engineering Graduate.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission (the “Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish us with copies of all reports filed with the Commission pursuant to Section 16(a). Based solely upon a review of Forms 3, Forms 4, and Forms 5 received by us, we believe that during the 2007 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements except for Messrs. Delcarson, Caporale, Nathan and Tredennick each of whom was late in filing Form 3.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is tasked with ensuring that our executive compensation program meets our corporate objectives.  Objectives are set by the Compensation Committee and approved by the Board. Management is charged with administering the compensation program according to the policies developed by the Compensation Committee.

Objectives of the Program

The Compensation Committee’s primary objectives with respect to our executive compensation program include the following:

•       Providing a competitive total compensation package to attract and retain key personnel;

•       Closely aligning executive compensation to our financial performance and increases in shareholder value;

•       Providing long-term compensation opportunities, primarily through equity awards that align executive compensation improvement in shareholder value.

The three principal elements of our executives’ compensation are:

•       Base salary;

•       Annual incentive compensation; and

•       Long-term compensation.

The Compensation Committee has the flexibility to use these elements, along with certain other benefits and perquisites, to effectively achieve the objectives of our executive compensation program. For example, the Compensation Committee could put greater emphasis on the annual or long-term incentive compensation, or on certain elements within these programs, depending on the focus of the business, Compensation Committee, or Board objectives. Each element of our executive compensation program is discussed in more detail below.

Elements of Executive Compensation

General

As described above, the aggregate compensation paid to our executive officers in 2007 was comprised of three primary elements: base salary, annual incentive compensation and long-term compensation. These elements, which are described in more detail below, are designed to both attract and retain our executive officers and align their interests with those of our shareholders.

The Compensation Committee considers all aspects of compensation for our Chief Executive Officer and Chief Financial Officer (referred to as the “Named Executive Officers”). The Compensation Committee reviews each element of executive compensation with respect to its review of each executive’s compensation package and makes its determinations based on corporate and individual performance, as well as general market conditions affecting executive compensation.

Other important factors in determining executive compensation include the background of the individual Named Executive Officers, their industry knowledge and their experiences in elements of the business that are or are expected to be strategic to the Company’s success.

Base Salary

In 2007 we hired our Named Executive Officers.  The Compensation Committee considered compensation of comparable positions at other companies of similar size and stage of development as the Company (based on the general knowledge of the Company’s management and the members of the Compensation Committee, as described above) and retention concerns.

“At risk” Compensation

The Compensation Committee believes it is important for a significant portion of our Named Executive Officers’ potential compensation to be tied to future short- and long-term performance of the Company so as to align compensation with increases in shareholder value. Accordingly, the target (and maximum) aggregate compensation opportunity available to our Named Executive Officers is heavily weighted towards annual incentives and long-term compensation, both of which are “at risk” if the Company does not achieve its short-term and long-term strategic objectives. This strategy allows the Company to “pay for performance,” which reflects the Compensation Committee’s philosophy.   The target bonuses for each of our Named Executive Officers are based on both quantitative and qualitative performance criteria.   The quantitative criteria are elements that each Named Executive Officer is expected to have significant impact upon.  The qualitative criteria are areas the Compensation Committee believes to be critical in establishing the corporate governance environment expected in a well run public company.

Employment Agreements

In January 1998, our predecessor entity, LensCard US, LLC, entered into an employment agreement with Alan Finkelstein that provided for a starting monthly salary of $8,334. Mr. Finkelstein’s monthly salary at the time of his resignation in December 2007 was $16,667.

Steven R. Delcarson became our President and Chief Executive Officer on September 21, 2007. The Company entered into an Employment Agreement with Mr. Delcarson on March 27, 2008 which provides for a one year term which may be extended by mutual written consent of the parties for additional one-year terms.  Mr. Delcarson will receive annual base compensation of $300,000 per year, which was increased to $335,000 effective January 1, 2008.  He may also receive an annual bonus up to the amount of his base compensation.  Mr. Delcarson has been issued 1,000,000 options priced at $2.25 per share, the closing price on the date of grant, which shall vest pursuant to a schedule associated with the achievement of certain milestones.  In the event of a termination by the Company without cause or a change in control of the Company, all options issued would vest upon the occurrence of such event.

Effective October 29, 2007, Mr. Charles Caporale was appointed our Chief Financial Officer. On March 27, 2008, Mr. Caporale and the Company, with the approval of the Board and Compensation Committee, entered into a final written executive employment agreement that  has a one-year term, which may be extended by mutual written consent of the parties for additional one-year terms. The agreement provides for an initial annual base compensation of $180,000 per year and an increase on March 1, 2008 to $200,000 per year, retroactive to January 1, 2008 with a lump sum payment of the retroactive amount of the increase. Upon reaching certain milestones, as determined in good faith by the Company’s Chief Executive Officer, Mr. Caporale also may receive an annual bonus up to the amount of his base compensation then in effect. Pursuant to the agreement, on March 27, 2008, the Company granted Mr. Caporale options to purchase 200,000 shares of the the Company’s common stock at an exercise price of $2.25 per share, the closing price of the common stock on the date of grant. The options will vest pursuant to a schedule associated with the achievement of certain milestones. In the event of termination of Mr. Caporale’s employment by the Company without cause, Mr. Caporale would be entitled to 50% of his annual base compensation then in effect and 50% of his unpaid bonus, and all options issued to him would vest immediately. Further, in the event of a change in control of the Company, if the agreement were not assumed by the surviving entity within 90 days of the change in control, Mr. Caporale would be entitled to six months’ base compensation and all options issued to him would vest immediately.

There are no other employment agreements or arrangements with any of our Named Executive Officers. Except for the options issued to our Named Executives Officers granted under the 2007 Equity Incentive Plan, we do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee of the Board of Directors:

W. Robert Ramsdell, Chairman, on behalf of the Committee

Performance Graph

The graph below compares Innovative Card Technologies, Inc.’s cumulative 26-month total shareholder return on common stock with the cumulative total returns of the NASDAQ Composite Index, and SIC Code 7373. The graph tracks the performance of a $100 investment in our common stock, in the index and the peer group (with the reinvestment of all dividends) from 10/18/2005 to 12/31/2007.

	10/18/05	12/05	12/06	12/07

Innovative Card Technologies, Inc.	100.00	101.63	178.86	103.25
NASDAQ Composite	100.00	102.74	114.52	124.77
SIC Code 7373	100.00	102.15	113.28	125.11

The stock price performance included in this graph is not necessarily indicative of future stock price performance.

The listed companies in SIC Code 7373 are: 3Com Corp., 3D Systems Corp., 3SI Holdings Inc, Ace-comm Corp., Allin Corp., Alternet Systems Inc, American Millennium Corp., Aradyme Corp., Aspyra Inc, Authentidate Holdings Corp., Autodesk Inc, Avistar Communications Corp., Avocent Corp., Aware Inc Massachusetts, Bell Industries Inc, Blue Coat Systems Inc, Caminosoft Corp., China Ivy School Inc, China Wireless Communications Inc, Cistera Networks Inc, Clancy Systems International Inc, Cogent Inc, Com-Guard Inc, Computer Programs & System Inc, Computer Software Innovations Inc, Comtech Group Inc, Convergys Corp., Corridor Communications Corp., CSP Inc, Cyop Systems International Inc, Data I-O Corp., Datalink Corp., Deep Field Technologies Inc, Digital River Inc, Digitalfx International Inc, Document Securities Systems Inc, Esni Inc, Echelon Corp., Entrust Inc, Firstwave Technologies Inc, Fonix Corp., Freestar Technology Corp., Gateway Access Solutions Inc, Gerber Scientific, GSE Systems Inc, Homeland Security Capital Corp., Hypercom Corp., Imagin Molecular Corp., Immersion Corp., Integral Systems Inc, Interactive Systems Worldwide Inc, Intervoice Inc, Ion Networks Inc, Jack Henry & Assurantieconcern, Kana Software Inc, L-1 Identity Solutions Inco, Lattice Inc, Mediware Information Systems, Mips Technologies Inc, Mitek Systems Inc, MTC Technologies Inc, Napster Inc, NCI Inc, NCR Corp., Network Engines Inc, Network Equipment Technologies Inc, Nyfix Inc, Omnicomm Systems Inc, Packeteer Inc, Phantom Fiber Corp., Plangraphics Inc, Prescient Applied Intelligence, Prologic Management Systems Inc, Robocom Systems International Inc, Satellite Security Corp., Simtrol Inc, Softbrands Inc, Sonic Solutions Inc, Speechswitch Inc, Stanley Inc, Startek Inc, Statmon Technologies Corp., Stratesec Inc, Technology Solutions Company, Unisys Corp., USA Technologies Inc, Vasco Data Security International, Veridicom International Inc, Verisign Inc, Verso Technologies Inc, Virtualhealth Technology Inc, Watchit Media Inc, WI-FI TV Inc, Widepoint Corp. and Winsted Holdings Inc.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the last two completed fiscal years. The following table summarizes all compensation for fiscal year 2007 received by our Chief Executive Officer, and the Company’s two most highly compensated executive officers who earned more than $100,000 in the last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Compensation Expense Recognized Under FAS 123R	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven R. Delcarson, CEO & President (1)	2007	$87,500	$—	—	—	—	—	—	—	$87,500
Charles M. Caporale, CFO (2)	2007	$32,077	—	—	—	—	—	—	—	$32,077
John A. Ward, III, former CEO & Chairman (3)	2007	—	$668,652	—	—	—	—	—	—	$668,652
John A. Ward, III, former CEO & Chairman (3)	2006	—	$100,000	—	—	—	—	—	—	$100,000
Alan Finkelstein, Former Chief Operating Officer and President(4)	2007	$226,922	$361,163	—	—	—	—	—	—	$588,085
Alan Finkelstein, Former Chief Operating Officer and President (4)	2006	$200,000	$70,000	—	—	—	—	—	—	$270,000

Bennet P. Tchaikovsky, former CFO (5)	2007	$109,944	$228,568	—	—	—	—	—	—	$338,512
Bennet P. Tchaikovsky, former CFO (5)	2006	$130,000	$30,000	—	—	—	—	—	—	$160,000

(1)          Mr. Delcarson was appointed CEO and President on September 21, 2007

(2)          Mr. Caporale was appointed CFO on October 29, 2007.

(3)          Mr. Ward resigned as our Chief Executive Officer and Chairman effective September 21, 2007.

(4)          Mr. Finkelstein resigned as our President and Chief Operating Officer and was appointed our Chief Strategic Officer effective September 21, 2007.  He resigned as Chief Strategic Officer effective December 14, 2007.

(5)          Mr. Tchaikovsky resigned as our Chief Financial Officer effective October 29, 2007.

Equity Awards

Option Grants To Executive Officers In 2007

No options were granted to our current or former Chief Executive Officer, former President and Chief Operating Officer, or to our current or former Chief Financial Officer in fiscal year 2007.  In March 2008, we granted an option to purchase 1,000,000 shares of our common stock to Steven R. Delcarson, our newly appointed Chief Executive Officer and President, at an exercise price of $2.25 per share. Vesting of the options shall be triggered on the achievement of five business milestones: (a) sales, (b) production, (c) raising additional capital, (d) research and development, and (e) corporate governance, development of supplier and channel partner relationship, and achievement of the Company’s vision. Upon achievement of each of the aforementioned five milestones, 20% of the options (200,000 options per milestone) shall vest pursuant to the following schedule: 50% at achievement of the milestone (i.e. 100,000 options); 25% at the expiration of twelve (12) months following achievement of the milestone (i.e. 50,000 options); and 25% at the expiration of twenty-four (24) months following achievement of milestones (i.e. the remaining 50,000 options). Notwithstanding the foregoing, all options will vest 100% in the event of a termination of Mr.Delcarson’s employment by the Company without cause.

The option shall terminate upon the first event to occur: (i) the expiration of ten (10) years from the date the option was granted; or (ii) the expiration of three (3) months from the date of termination of employment for a reason other than Mr. Delcarson’s death, disability or retirement; or (iii) the expiration of twelve (12) months from the date of the termination of Mr. Delcarson’s employment by reason of disability; or (iv) the expiration of twelve (12) months from the date of the Mr. Delcarson’s death, if such death occurs while he is in the employ or service of the Company.

In March 2008, we granted an option to purchase 200,000 shares of our common stock to Mr. Caporale, our newly appointed Chief Financial Officer, at an exercise price of $2.25 per share. Vesting of the options shall be triggered on the achievement of four business milestones: (a) raising additional capital, (b) timely submission of SEC reports, and (c) specific performance criteria to be agreed, and (4) corporate governance criteria to be agreed.   Upon achievement of each of the aforementioned milestones, 25% of the options (50,000 options per milestone) shall vest pursuant to the following schedule: 50% at achievement of the milestone (i.e. 25,000 options); 25% at the expiration of twelve (12) months following achievement of the milestone (i.e. 12,500 options); and 25% at the expiration of twenty-four (24) months following achievement of milestones (i.e. the remaining 12,500 options). Notwithstanding the foregoing, all options will vest 100% in the event of a termination of Mr.Caporale’s employment by the Company without cause.

The option shall terminate upon the first event to occur: (i) the expiration of ten (10) years from the date the option was granted; or (ii) the expiration of three (3) months from the date of termination of employment for a reason other than Mr. Caporale’s death, disability or retirement; or (iii) the expiration of twelve (12) months from the date of the termination of Mr. Caporale’s employment by reason of disability; or (iv) the expiration of twelve (12) months from the date of the Mr. Caporale’s death, if such death occurs while he is in the employ or service of the Company.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each of our Named Executive Officers outstanding as of December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercis-able	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Steven R. Delcarson	—	—	—	—	—	—	—	—	—
John A. Ward, III (1)	250,000	—	—	$1.00	10/15/2015	—	—	—	—
John A. Ward, III (1)	250,000	—	—	$1.00	11/20/2013	—	—	—	—
Alan Finkelstein (2)	250,000	—	—	$1.00	12/31/2010	—	—	—	—
Alan Finkelstein (2)	100,000	—	—	$1.00	12/31/2010	—	—	—	—
Charles M. Caporale	—	—	—	—	—	—	—	—	—
Bennet P. Tchaikovsky (3)	150,000	—	—	$1.00	7/5/2014	—	—	—	—

(1)	All of Mr. Ward’s options were fully vested by the Board when he resigned as an officer as of September 21, 2007.
(2)	All of Mr. Finklestein’s options were fully vested by the Board when he resigned as an officer as of December 14, 2007.
(3)	All of Mr. Tchaikovsky’s options were fully vested by the Board when he resigned as an officer as of October 29, 2007.

The following table shows aggregated information as of December 31, 2007 with respect to all of our compensation plans, agreements and arrangements under which our equity securities were authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders:	3,,488,011	$2.10	2,741,489
Equity compensation not approved by security holders(1):	N/A	N/A	N/A
Total:	3,488,011	$2.10	2,741,489

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The discussion below provides a summary of the various plans and contracts (payable or that may be payable) under which each of the Named Executive Officers would be entitled to certain compensation in the event of termination of that executive’s employment. The actual amounts to be paid out can only be determined at the time of the executive’s separation from service, and may well be different than the figures set forth below.

Employment Agreements

In the event the Company terminates Mr. Delcarson’s employment without “Cause,” Mr. Delcarson shall be entitled to receive a lump sum payment equal to 50% of his base compensation then in effect within five (5) business days following written notification of such termination, less all appropriate federal and state income and employment taxes.  In addition, if Mr. Delcarson is terminated by the Company without “Cause,” (i) all Options issued to him prior to the termination without “Cause” shall vest immediately and become exercisable; and (ii) Mr. Delcarson shall be paid fifty percent (50%) of the bonus not already received.  In the event of a Change in Control (as defined), if Mr. Delcarson’s Employment Agreement is not assumed and a new agreement with the same role, title and responsibilities is not secured for a minimum new period of one year, within 90 days upon a Change in Control, the Company shall provide Mr. Delcarson with a lump sum payment equal to twelve (12) months of base compensation as in effect on the date of the Change in Control, less all appropriate federal and state income and employment taxes, promptly upon such Change in Control.  In addition, all Options issued to Mr. Delcarson prior to the Change of Control shall vest immediately and become exercisable.

In the event the Company terminates Mr. Caporale’s employment without “Cause,” Mr. Caporale shall be entitled to receive a lump sum payment equal to 50% of his salary then in effect within five (5) business days following written notification of such termination, less all appropriate federal and state income and employment taxes. In addition, if he is terminated by the Company without “Cause,” (i) all Options issued to Mr. Caporale prior to the termination without “Cause” shall vest immediately and become exercisable; and (ii) Mr. Caporale shall be paid fifty percent (50%) of the bonus not already received.  In the event of a Change in Control (as defined), if Mr. Caporale’s Employment Agreement is not assumed and a new agreement with the same role, title and responsibilities is not secured for a minimum new period of one year, within 90 days upon a Change in Control, the Company shall provide Mr. Caporale with a lump sum payment equal to six (6) months of base compensation as in effect on the date of the Change in Control, less all appropriate federal and state income and employment taxes, promptly upon such Change in Control.  In addition, all Options issued to Mr. Caporale prior to the Change of Control shall vest immediately and become exercisable.

Change-in-control arrangements

2004 Stock Incentive Plan. As provided for in option agreements entered into under the terms of the 2004 Stock Incentive Plan, all stock options vest immediately in the event of a “change-in-control” of the company unless (i) the successor corporation assumes the option or otherwise continues the option agreement in full force and effect, and (ii) the options are replaced with a cash incentive program that preserves the spread existing at the time of a “change-in-control”.    A “change-in-control” means a change in ownership or control of the Company effected through any of the following:  (i) a merger, consolidation or reorganization approved by our stockholders, unless securities representing more than 50% of the voting power of the successor corporation are held by persons who beneficially owned the Company prior to such transaction, (ii) any stockholder approved transfer or other disposition of all or substantially all of our assets, or (iii) the acquisition by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of our stock pursuant to a tender or exchange offer made directly to our stockholders, which our board of directors recommends such stockholders accept.

2007 Equity Incentive Plan.   As provided for in option agreements entered into under the terms of the 2007 Equity Incentive Plan, in the event of a “change-in-control” all outstanding options may become immediately exercisable in full at the discretion of the Board of Directors.  Alternatively, the Board may require that outstanding options be surrendered and immediately cancellable if a cash award of equivalent value or shares of the corporation resulting from the change-in-control are substituted.    A “change-of-control” is generally defined as:

(1)                                 Any individual, entity or group acquiring beneficial ownership of 15% of more of either the outstanding shares of the company’s common stock or the combined voting power of the outstanding voting securities of the company entitled to vote generally for the election of directors;

(2)                                 Individuals who constitute the board on the date thereof ceasing to constitute a majority of the board (provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date thereof will be deemed a member of the incumbent board);

(3)                                 Approval by our stockholders of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the company or the acquisition of assets of another entity, unless following the business combinations:

•                 all or substantially all of the beneficial owners of the company’s then outstanding common stock prior to the business combination own more than 70% of the outstanding common stock of the company resulting from the business combination;

•                 no person, entity or group owns 25% or more of the outstanding voting securities of the company resulting from the business combination; and

•                 at least a majority of the board of the company resulting from the business combination were members of the company’s board prior to the business combination; or

(4)                                Approval by our stockholders of a complete liquidation or dissolution of the company.

The following table sets forth quantitative information with respect to potential payments to be made to each of the Named Executive Officers or their beneficiaries on termination in various circumstances, assuming termination on December 31, 2007. The potential payments are based on the various plans maintained by us as well as the negotiated contractual terms of employment agreements we have made with the Named Executive Officer’s. For a more detailed description of each of these plans and agreements, see the discussion of each plan and agreement under “Potential Payments on Termination or Change-in-Control”. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the executive, which would only be known at the time that they become eligible for payment under the plan or agreement were to occur.

TYPE OF TRIGGERING EVENT
Named Executive Officer	Death or Disability	Voluntary Termination or Retirement	Change in Control without Termination	Termination by Company for Cause	Termination by Company without Cause unrelated to Change in Control	Termination by Company after Change in Control	Termination by Executive without Good Reason after Change in Control
Steven R. Delcarson
Salary under contract formula (1)	$—	$—	$—	$—	$167,500-	$335,000	$—
Bonus under contract formula (2)	$—	$—	$—	$—	$—	$—	$—
Health Insurance	$—	$—	$—	$—	$—	$—	$—
Disability Insurance	$—	$—	$—	$—	$—	$—	$—
Option Awards (3)	$	$—	$	$—	$—	$—	$

Charles M. Caporale
Salary under contract formula (1)	$—	$—	$—	$—	$100,000-	$100,000	$—
Bonus under contract formula (2)	$	$	$	$	$	$	$
Health Insurance	$	$	$	$	$	$	$
Disability Insurance	$—	$—	$—	$—	$—	$	$—
Option Awards (3)	$—	$—	$—	$—	$—	$	$—

Notes to Table:

(1)	Represents 50% of current in-force salary for termination without cause and 100% of current in force salary for termination following change in control.
(2)	The amount of the bonus paid depends on the triggering event and the amount of bonus previously paid at the time of the triggering event.
(3)	In the event of a change in control or upon termination without cause, all unvested options vest immediately.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have a long term incentive plan or arrangement of compensation with any individual in the group of officers and directors.

Presently, we compensate incoming directors through stock options. Incoming directors receive 60,000 stock options that vest in three equal installments on the anniversary of the option grant.  We do not pay any cash to our directors for attending any meetings or for any other services. We reimburse our directors for any travel costs they incur as a director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our common stock as of April 15, 2008 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock , (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. Unless otherwise stated, their address is c/o Innovative Card Technologies, Inc., 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Except as otherwise indicated, we believe that the beneficial owners listed below, based on the information furnished by these owners, have sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to applicable community property laws. As of April 15, 2008, there were 28,523,116 shares of common stock issued and outstanding. With respect to the table below, we have based our calculation of the percentage of beneficial ownership of 28,523,116 shares of common stock outstanding.

In computing the number of shares of common stock beneficially owned by a person and the percent ownership of that person, we deemed outstanding shares of common stock subject to warrants or options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2008. We did not deem these shares outstanding for purposes of computing the percent ownership of any other person.

NAME OF DIRECTOR, OFFICER AND BENEFICIAL OWNER	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED	PERCENTAGE OF OUTSTANDING SHARES OF COMMON STOCK
Named Executive Officers and Directors:
John A. Ward, III (1)	520,000	1.8%
Alan Finkelstein (2)	3,134,572	10.9%
Charles M. Caporale (3)	25,000	*
Donald Joyce (4)	51,500	*
Scott V. Ogilvie (5)	23,000	*
Steven R. Delcarson (6)	100,000	*
W. Robert Ramsdell	337,500	1.2%
Bennet Tchaikovsky (7)	176,250	*
nCryptone, S.A. (8)	3,555,256	12.5%
Five Percent Stockholders of Common Stock:
Bradley Ross (9)	1,736,022	6.1%
All Officers and Directors as a Group (7 persons) (10)	712,000	2.5%

* Less than one percent beneficially owned.

(1) Includes options to purchase 500,000 shares vested and exercisable within 60 days of April 15, 2008.

(2) Includes options to purchase 350,000 shares vested and exercisable within 60 days of April 15, 2008.

(3) Includes options to purchase 25,000 shares, vested and exercisable within 60 days of April 15, 2008.

(4) Includes options to purchase 51,500 shares vested and exercisable within 60 days of April 15, 2008.

(5) Includes options to purchase 23,000 shares vested and exercisable within 60 days of April 15, 2008.

(6) Includes options to purchase 100,000 shares vested and exercisable within 60 days of April 15, 2008.

(7) Includes options to purchase 150,000 shares vested and exercisable within 60 days of April 15, 2008.

(8) nCryptone SA is a wholly owned subsidiary of Prosodie SA. The shares were issued to nCryptone, S.A. in the acquisition of selected assets relating to the DisplayCard on June 28, 2006.

(9) Includes 10,000 shares held by Mr. Ross’s daughter, Raquel Ross, of which Mr. Ross disclaims beneficial ownership. Mr. Ross’s business address is c/o Bemel & Ross, 11601 Wilshire Blvd., #2160, Los Angeles, California 90025.

(10) Includes options to purchase 474,500 shares vested and exercisable within 60 days of April 15, 2008.

CHANGE IN CONTROL

To the knowledge of management, there are no present arrangements or pledges of securities of our Company that may result in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Described below are certain transactions or series of transactions since the beginning of fiscal year 2006 between us and our executive officers, directors and the beneficial owners of 5% or more of our common stock, and certain persons affiliated with or related to these persons, including family members, in which they had or will have a direct or indirect material interest in an amount that exceeds $80,687, which represents one percent of the average of our total assets at year-end for the last three completed fiscal years, other than compensation arrangements that are otherwise required to be described under “Executive Compensation.”

PRIVATE PLACEMENTS OF SECURITIES

From January 1, 2006 through April 10, 2007, we issued the following securities in private placements to various investors, including the related parties detailed in the table below:

• 3,785,500 shares of common stock at a per share price of $3.00 per share for an aggregate purchase price of $11,356,500 and warrants to purchase 113,565 shares of common stock at a per share exercise price of $3.30 on May 30, 2006.

• 4,500,000 shares of common stock valued at a per share price of $4.387 for an aggregate purchase price of $19,741,500 to nCryptone, S.A in exchange for rights to the DisplayCard relating to the acquisition that closed on June 28, 2006.

Since January 1, 2006, the following executive officers, directors and beneficial holders of more than five percent of our voting securities and their immediate family members purchased securities in the two above offerings in the amounts set forth below.

Name	Common	Common Warrants
Donald W. Killian, III (1)	33,000	—
JMG Capital Partners, Ltd. (2)	1,317,000	450,000
JMG Triton Offshore Fund, Ltd. (3)	1,317,000	450,000

(1) On May 30, 2006, Donald W. Killian, III paid $99,000 and received 33,000 shares of common stock. Mr. Killian is no longer a director of the Company.

(2) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Capital Partners, Ltd. which, on May 30, 2006, paid $1,251,000 and received 417,000 shares of common stock.

(3) Jonathan Glaser is the natural person with voting and investment control over securities held by JMG Triton Offshore Fund, Ltd. which, on May 30, 2006, paid $1,251,000 and received 417,000 shares of common stock.

CONSULTING SERVICES

We paid Forest Finkelstein $85,000 in 2006 and $85,000 in 2007 for services rendered to us. Forest Finkelstein is the son of Alan Finkelstein. Our arrangement with Forest Finkelstein terminated in December 2007.

LEGAL SERVICES

Since our inception, the law firm of Blakely Sokoloff Taylor & Zafman, LLP (BSTZ) acted as our outside legal counsel on intellectual property matters. George Hoover, a former director of InCard, serves as a partner of BSTZ. Aggregate fees billed to us by BSTZ for legal services rendered during fiscal years 2007 and 2006 were $49,003 and $259,182, respectively. As of December 31, 2007 we owed BSTZ $14,521 for services rendered to us. This amount is included in our Accounts Payable related parties on December 31, 2007. The balance payable to BSTZ is non-interest bearing and is payable on demand.

OPTION AGREEMENT TO PURCHASE A 51% OWNERSHIP INTEREST IN A SIGNIFICANT SUPPLIER OF THE COMPANY

In 2007, we entered into an option agreement with Forest Finkelstein, the adult son of Alan Finkelstein, our former director and Chief Strategic Officer to purchase a 51% ownership interest (“Interest”) in one of our significant suppliers, which Interest is presently owned by Forrest Finkelstein. We did not exercise the option or complete the acquisition and the option has expired.

CODE OF ETHICS

We have adopted a code of ethics that applies to all directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer, and members of the board of directors. Our code of ethics is posted on our website at http://www.incardtech.com.

 INDEMNIFICATION

Our amended and restated certificate of incorporation and our bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. On March 19, 2007, our board of directors approved a form of indemnification agreement to be entered into with each of our directors and executive officers. The Indemnification Agreement provides, among other things, that, subject to the procedures set forth in the Indemnification Agreement: (i) we will indemnify the Indemnitee (as defined in the Indemnification Agreement) to the fullest extent permitted by law in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnification Agreement); (ii) if requested by Indemnitee, and subject to certain exceptions, we will advance Expenses (as defined in the Indemnification Agreement) to the Indemnitee; (iii) if there is a Change of Control (as defined in the Indemnification Agreement), we will seek the advice of independent legal counsel with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances under the Indemnification Agreement or any provision of our charter or bylaws; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under our charter or bylaws or the Delaware General Corporation Law or otherwise; and (v) to the extent we maintain an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for our directors or officers. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties, the relevant burden of proof, reliance as a safe harbor, the period of limitations and security.

On November 19, 2007, our board of directors approved and the Company entered into indemnification agreements (“Indemnification Agreement”) with Steven Delcarson, the Company’s Chief Executive Officer, and Charles Caporale, the Company’s Chief Financial Officer. The Indemnification Agreement provides, among other things, that, subject to the procedures set forth in the Indemnification Agreement: (i) the Company will indemnify the Indemnitee (as defined in the Indemnification Agreement) to the fullest extent permitted by law in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim (as defined in the Indemnification Agreement) by reason of (or arising in part out of) an Indemnifiable Event (as defined in the Indemnification Agreement); however, Indemnitee agrees that no indemnification of expenses shall be required with respect to (a) any settlement by Indemnitee effected without the Company’s prior written consent; (b) Indemnitee’s breach of any of the representations, warranties, covenants or agreements made by Indemnitee in any agreement with the Company; and (c) any conduct by Indemnitee which constitutes fraud, gross negligence, willful misconduct or malfeasance; (ii) if requested by Indemnitee, and subject to certain exceptions, the Company will advance Expenses (as defined in the Indemnification Agreement) to the Indemnitee; (iii) if there is a Change of Control (as defined in the Indemnification Agreement), the Company will seek the advice of independent legal counsel with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and advances under the Indemnification Agreement or any provision of the Company’s charter or bylaws; (iv) the rights of the Indemnitee under the Indemnification Agreement are in addition to any other rights the Indemnitee may have under the Company’s charter or bylaws or the Delaware General Corporation Law or otherwise; and (v) to the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee will be covered to the maximum extent of the coverage available for any Company director or officer. In addition, the Indemnification Agreement establishes guidelines as to the defense and settlement of claims by the parties, the relevant burden of proof, reliance as a safe harbor, the period of limitations and security.

GENERAL INFORMATION

Shareholder Proposals

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2009 annual meeting of shareholders and that shareowners desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its corporate offices no later than December 15, 2008, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

If a shareholder wishes to present a proposal at the Company’s 2008 annual meeting or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to the meeting, the shareholder must give advance written notice to the Company by June 16, 2008.  Pursuant to SEC Rule 14a-4(c)(1), if proposals are received prior to the meeting they may be voted upon with the discretionary authority granted to the proxies in this proxy statement and attached proxy card.

Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder, including such information as name, address, occupation and shares held.   Any shareholder filing a notice to bring other business before a shareholder meeting must include in such notice, among other things, a brief description of the proposed business and the reasons for the business, and other specified matters. Copies of those requirements will be forwarded to any shareholder upon written request.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

We have hired The Altman Group to assist in soliciting proxies at a cost of approximately $6,000 plus reasonable and approved out of pocket expenses.

Form 10-KSB – Annual Report

Enclosed herewith is the Company’s Annual Report on Form 10-KSB for the 2007 fiscal year. Additional copies may be requested in writing. Such requests should be submitted to Mr. Charles Caporale, Chief Financial Officer, Innovative Card Technologies, Inc. 10880 Wilshire Boulevard, Suite 950, Los Angeles, California 90024   Exhibits to Form 10-KSB, as amended, will also be provided upon specific request. The materials will be provided without charge.

Donald Joyce
Chairman

April 18, 2008

PROXY

INNOVATIVE CARD TECHNOLOGIES, INC.

10880 Wilshire Blvd. Suite 950

Los Angeles, California 90024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS STEVEN R. DELCARSON AND CHARLES M. CAPORALE AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF INNOVATIVE CARD TECHNOLOGIES, INC. HELD OF RECORD BY THE UNDERSIGNED ON APRIL 18, 2008 , AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 17, 2008 OR ANY ADJOURNMENT THEREOF.

(Continued and to be marked, dated and signed, on the other side)

1.	To elect five directors to serve until the 2009 annual meeting of the shareholders.

☐ FOR all nominees listed (except as marked to the contrary)

☐ WITHHOLD AUTHORITY to vote for all nominees listed

01 Donald Joyce

02 W. Robert Ramsdell

03 Richard J. Nathan

04 Scott V. Ogilvie

05 Harry L. Tredennick III

(Instruction: To withhold authority to vote for any individual nominee, place a line through the nominee’s name.)

2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s registered independent public accountants for the 2008 fiscal year.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned shareholder(s) in items 1, 2 and 3 above. If this card contains no specific voting instructions, the shares will be voted FOR the election of all nominees for director; and FOR the ratification of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent public accountants.

Dated , 2008

Signature

Signature if held jointly

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.